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                                                                     EXHIBIT 5.1

                               January 21, 1997

Spieker Properties, Inc.
Spieker Properties, L.P.
2180 Sand Hill Road
Menlo Park, California 94025

Dear Sirs:

      We are acting as counsel to Spieker Properties, Inc., a Maryland corporation (the "Company"), and Spieker Properties, L.P., a California limited partnership (the "Operating Partnership"), in connection with the registration by the Company of $4,636,250 in maximum aggregate offering price of shares of the Company's common stock, par value $.0001 per share (the "Common Stock"). The Common Stock is the subject of a Registration Statement (the "Registration Statement") filed by the Company and the Operating Partnership on Form S-3 under the Securities Act of 1933, as amended (the "Act").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     Based upon and subject to the foregoing, it is our opinion that upon the happening of the following events:

        (a) the filing and effectiveness of the Registration Statement and any amendments thereto,

        (b) due execution by the Company and registration by its registrar of the Common Stock,

        (c) the offering and sale of the Common Stock as contemplated by the Registration Statement, and

        (d) receipt by the Company of the consideration required for the Common Stock as contemplated by the Registration Statement,

the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                          Very truly yours,

                                          /s/ MORRISON & FOERSTER LLP

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